UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 6, 2008

AFTERMARKET TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-21803	95-4486486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Opus Place, Suite 600, Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(630) 271-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statement Notice

This Current Report on Form 8-K contains forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to us that are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including those related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs.  These statements reflect our judgment as of the date of this Current Report with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition.  Readers are cautioned that these forward-looking statements are inherently uncertain.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein.  We undertake no obligation to update forward-looking statements.  The factors that could cause actual results to differ are discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 and our other filings made with the SEC.

Item 2.02.    Results of Operations and Financial Condition.

On February 12, 2008, Aftermarket Technology Corp. issued a press release (a copy of which is attached as Exhibit 99) announcing, among other things, the following for the quarter and year ended December 31, 2007:

•	net sales;
•	income from continuing operations;
•	income from continuing operations per diluted share;
•	Logistics segment net sales and profit; and
•	Drivetrain segment net sales and profit.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain
          Officers.

New Employment Agreement with Principal  Executive Officer

On February 6, 2008, our Board of Directors approved and we subsequently entered into an amended and restated employment agreement with our principal executive officer, Chairman, President and CEO Donald T. Johnson, Jr.  The agreement provides for Mr. Johnson’s employment through December 31, 2008, subject to a single one-year automatic renewal unless we give Mr. Johnson 90 days’ prior written notice of nonrenewal.  The agreement also provides an annual base salary of $560,000, participation in our various incentive and benefit plans, an annual car allowance of $24,000, and reimbursement of up to $20,000 per year of Mr. Johnson’s expenses for financial planning, club dues, estate planning, home office and similar matters.  The agreement also includes

•	a noncompetition provision that runs for 24 months after Mr. Johnson ceases to be employed by us,
•	a confidentiality provision, and
•	a provision that prohibits Mr. Johnson from soliciting our employees for employment by other companies during the 36-month period after ceasing to be employed by Aftermarket Technology Corp.

The agreement provides for severance equal to two times the sum of Mr. Johnson’s annual base salary plus his target bonus under our annual incentive compensation plan if he is terminated without cause or resigns for “good reason” (see below) or becomes disabled.  If termination without cause or resignation for good reason occurs within 18 months after a “change in control” (see below), or if Mr. Johnson’s agreement is not renewed within 18 months after a change in control, then his severance will equal three times the sum of his annual base salary plus his target bonus under the annual incentive compensation plan.

The severance payments would be made over two years unless the end of employment occurs within 18 months after a change in control, in which case the severance would be paid in a single payment within ten days after Mr. Johnson’s termination.  The severance is subject to income tax gross-up of up to $5,000,000 if Mr. Johnson’s employment ends within 18 months after a change in control.

In addition to severance, Mr. Johnson would also receive a prorated portion of any cash bonus under our long-term incentive plan discussed below.  The agreement also provides for continued medical benefits for five years after termination.

“Good reason” means (i) a material diminution in Mr. Johnson’s compensation, authority or responsibilities that is not justified by his performance, or (ii) our material breach of the employment agreement, where such diminution or breach is not cured within 30 days after notice from Mr. Johnson.

“Change in control” occurs if (i) a reorganization, merger or consolidation of Aftermarket Technology Corp. or sale of all or substantially all of our assets occurs unless after such transaction at least 85% of the total voting power of the entity surviving or resulting from such transaction is beneficially owned by persons who prior to the transaction beneficially owned 100% of the total voting power of Aftermarket Technology Corp., (ii) any shareholder (or group of shareholders) becomes the beneficial owner of more than 35% of the total voting power of Aftermarket Technology Corp., or (iii) during any 12 month period individuals who at the beginning of such 12-month period constituted our Board of Directors (together with any new directors whose election by such Board or whose nomination for election by our shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our Board of Directors.

Mr. Johnson’s outstanding and unvested stock options and restricted stock will continue to vest according to their vesting schedules after Mr. Johnson ceases to be employed by us under the following circumstances:

•	the expiration of his employment term without renewal,
•	his termination without cause or resignation for good reason,
•	his permanent disability, or
•	his voluntary resignation if the Board determines that Mr. Johnson has provided an orderly transition to his successor.

If Mr. Johnson ceases to be our employee due to his death, then all outstanding and unvested stock options and restricted stock will immediately vest and his estate will be entitled to a prorated portion of any cash bonus under our long-term incentive plan.

All stock options that are vested as of the time Mr. Johnson ceases to be our employee and all options that subsequently vest as described above will remain in effect and be exercisable until the tenth anniversary of their respective dates of grant.

Long-Term Incentive Plan

On February 6, 2008, the Board granted to Mr. Johnson 71,275 options to purchase common stock at an exercise price of $24.19 (the closing price of our stock on the Nasdaq Global Select Market on the date of grant) and 22,231 shares of restricted stock.  These grants were made pursuant to our long-term incentive plan for our senior officers.  Mr. Johnson’s target cash award under the plan was set at $540,000.  The cash award will be payable after the end of 2010 if we achieve certain targets for revenue, net income and return on invested capital for 2008-2010.  The total value of the stock and cash awards to Mr. Johnson under the long-term incentive plan is intended to equal 300% of his annual base salary.

The stock options will vest and become exercisable in one-third increments on the first, second and third anniversaries of the grant date and will expire on February 6, 2018.  The restricted stock will vest and cease to be restricted in one-third increments on the first, second and third anniversaries of the grant date.  Under certain circumstances, vesting of both the stock options and the restricted stock will continue after the time Mr. Johnson ceases to be an employee of Aftermarket Technology Corp., as described above.

Change in Control Benefits for other Executive Officers

On February 6, 2008 our Compensation Committee increased the severance payable to three of our named executive officers (Chief Financial Officer Todd R. Peters, President of ATC Logistics William L. Conley, Jr., and Vice President, Secretary and General Counsel Joseph Salamunovich) in the event of termination without cause (or resignation for good reason) where such termination (or resignation) occurs within 18 months after a change in control.  In that event, severance for each of Messrs. Conley and Salamunovich will equal 1.5 times the sum of his annual base salary plus his target bonus under our annual incentive compensation plan, and severance for Mr. Peters will equal two times the sum of his annual base salary plus his target bonus under our annual incentive compensation plan.  In each case the executive would also receive a prorated portion of any cash bonus under our long-term incentive plan.

Item 7.01.    Regulation FD Disclosure.

In our February 12, 2008 press release, we also provided projections of the following information for the year ending December 31, 2008.

•	revenue;
•	income from continuing operations per diluted share;
•	Logistics segment revenue and profit; and
•	Drivetrain segment revenue and profit.

The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit 99:  press release dated February 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2008	AFTERMARKET TECHNOLOGY CORP.

	By:	/s/ Joseph Salamunovich
Title: Vice President